Exhibit 99.1

Contacts:

Media: Sasha Bigda, +1 312 244-7493 or sasha.bigda@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Second-Quarter 2017 Financial Results

CHICAGO, July 25, 2017—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its second-quarter 2017 financial results. The company reported net income of $46.1 million, or $1.07 per diluted share, compared with $31.8 million, or 73 cents per diluted share, in the second quarter of 2016. Net income for the quarter includes a noncash after-tax gain of $18.0 million, or 42 cents per share, in connection with the company’s previously announced sale of HelloWallet, an online financial wellness business.

Key Operating Metrics

•      Revenue for the quarter was $229.2 million, an increase of 15.6% compared with the same period in 2016. PitchBook Data (PitchBook), which Morningstar acquired in December 2016, contributed $15.1 million of revenue in the second quarter. Organic revenue, which excludes acquisitions, divestitures, and the effect of foreign currency translations, rose 9.2%, or $18.3 million.

•      Operating income increased 3.4% to $46.0 million from $44.4 million, and operating margin was 20.0%, a decline from 22.4% in the same period in 2016. Compensation expense increased $12.5 million, or 14.8%, including $7.4 million of incremental compensation expense from PitchBook. Compensation expense also increased because of salary adjustments in 2017 and additional hires made during 2016. Worldwide headcount totaled about 4,675 as of June 30, 2017, compared with 4,010 as of June 30, 2016. About 330 employees joined Morningstar with the PitchBook acquisition in December 2016. Since then, the rate of hiring has slowed, with total headcount increasing by 3.0% for the year-to-date period in 2017.

•      Operating expense increased $29.4 million for the quarter, including $16.7 million of operating expense for PitchBook. Excluding PitchBook, Morningstar reported adjusted operating income of $47.7 million for the quarter, an increase of 7.1% compared with the second quarter of 2016.

•      Cash provided by operating activities of $55.7 million and capital expenditures of $19.0 million resulted in free cash flow of $36.7 million, a decrease of $18.8 million compared with the same period in 2016. The decline in free cash flow was mainly driven by lower cash provided by operating activities, which decreased because of the timing of income tax payments and higher accounts receivable. In addition, capital expenditures increased by $3.1 million.

Kunal Kapoor, Morningstar’s chief executive officer, said, “We’re pleased with the momentum our business showed in the second quarter. Revenue increased for nearly all of our major product lines in the second quarter. We saw a nice uptick in organic revenue growth, and the areas we’ve been focusing on strategically were among the fastest growing.

“We saw continued strength in Morningstar Direct, with particular client interest in Report Portal, which allows research groups to easily distribute materials online and provide their teams with consistent, up-to-date reports and materials. Our Morningstar Managed Portfolios business continued to show healthy momentum both in the United States and other markets such as the United Kingdom and Australia. Assets under management and advisement increased about 26% year over year, reflecting both net inflows and market appreciation. PitchBook has been another bright spot. The team recently launched a new version of the PitchBook Platform and has continued to deliver on its aggressive operating goals.”

Kapoor added, “We’ve continued to make investments to support our strategy, but have also been concentrating on expense management and have moderated growth in compensation expense and headcount in the first half of 2017.”

Update on Key Investment Areas

As part of its long-term strategy, Morningstar has five major areas of focus for investment—Workplace Solutions, Morningstar Direct, Morningstar Managed Portfolios, Morningstar Credit Ratings, and Morningstar Data (including PitchBook). As a group, these five areas had quarterly organic revenue growth of about 14% year over year.

The highlights below summarize key operating metrics in these areas as of June 30, 2017 compared with the same date in 2016.

•      Total assets under management and advisement for Workplace Solutions rose 20.2% to $114.2 billion as of the end of the quarter.

•      Licenses for Morningstar Direct increased 9.6% to 13,222 as of June 30, 2017.

•      Assets under management and advisement for Morningstar Managed Portfolios were up 25.9% to $35.0 billion as of the end of the quarter. More than 15,500 advisors globally now use Morningstar Managed Portfolios.

•      Morningstar Credit Ratings completed 20 new-issue ratings, compared with 15 in the same period a year ago. Morningstar Credit Ratings offers ratings on commercial mortgage-backed securities (CMBS), residential mortgage-backed securities, other asset-backed securities, and corporate and financial institutions. While Morningstar Credit Ratings has historically focused on CMBS, more than half of the new-issue ratings completed in the second quarter were in other areas, such as asset-backed and single-family rental securities.

•      Revenue for Morningstar Data was up 6.2% to $40.6 million for the three months ended June 30, 2017. Licenses for the PitchBook Platform rose 36.8% to 11,309 as of the same date.

Balance Sheet and Capital Allocation

•      As of June 30, 2017, the company had cash, cash equivalents, and investments totaling $339.6 million and $230.0 million of long-term debt, compared with cash, cash equivalents, and investments of $304.0 million and $250.0 million of long-term debt as of Dec. 31, 2016. The company repaid $5.0 million of the outstanding balance on its revolving credit facility during the quarter.

•      The company paid $9.8 million for its regular quarterly dividend during the quarter.

•      In the second quarter of 2017, the company repurchased approximately 400,000 shares for $30.5 million. As of June 30, 2017, the company had $296.4 million remaining for future repurchases under its share repurchase authorization and 42.7 million shares outstanding.

•      Deferred revenue totaled $185.3 million as of June 30, 2017, a 12.0% increase from $165.4 million as of Dec. 31, 2016, with the increase reflecting positive sales trends in the first half of the year.

Comparability of Year-Over-Year Results

•      As mentioned above, net income for the quarter includes a noncash after-tax gain of $18.0 million, or 42 cents per share, in connection with the sale of HelloWallet.

•      Second-quarter results included $15.2 million in revenue and approximately $16.9 million in operating expense from acquisitions, almost all of which was from PitchBook. PitchBook contributed $15.1 million of revenue and approximately $16.7 million of operating expense in the second quarter of 2017 (including $2.7 million of amortization expense and $1.8 million related to a management bonus plan).

•      Foreign currency translations had no effect on operating income during the quarter, with a negative effect on revenue offset by a favorable effect on operating expense.

Use of Non-GAAP Financial Measures

The table at the end of this press release includes a reconciliation of organic revenue, adjusted operating income, adjusted operating margin, and free cash flow to comparable GAAP measures and an explanation of why the company uses these non-GAAP financial measures.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com.

The company will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, retirement plan providers and sponsors, and institutional investors in the private capital markets. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with more than $200 billion in assets under advisement and management as of June 30, 2017. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect.

For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; trends in the asset management industry, including the increasing popularity of passively managed investment vehicles; liability related to the storage of personal information related to individuals as well as portfolio and account-level information; liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; the failure of acquisitions and other investments to produce the results we anticipate; downturns in the financial sector, global financial markets, and global economy; the effect of market volatility on revenue from asset-based fees; a prolonged outage of our database, technology-based products and services, or network facilities; and challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India.

A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement Morningstar’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue); consolidated operating income excluding PitchBook (adjusted operating income); consolidated operating margin excluding PitchBook (adjusted operating margin); and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

Morningstar presents operating income and operating margin excluding PitchBook (adjusted operating income and adjusted operating margin) to show the effect of this acquisition, better reflect period-over-period comparisons, and improve overall understanding of Morningstar’s current and future financial performance.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Morningstar’s management team uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

For more information about these non-GAAP measures, please see the reconciliations provided in the accompanying financial tables.  All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “ or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

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©2017 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	Three months ended June 30				Six months ended June 30
(in millions, except per share amounts)	2017	2016	change		2017	2016	change

Revenue	$229.2	$198.2	15.6%		$438.7	$390.3	12.4%
Operating expense:
Cost of revenue	95.3	86.1	10.7%		192.3	171.4	12.2%
Sales and marketing	36.7	25.7	42.8%		69.1	48.0	43.9%
General and administrative	29.7	24.7	20.3%		59.9	50.3	19.2%
Depreciation and amortization	21.5	17.3	24.6%		43.0	33.9	27.1%
Total operating expense	183.2	153.8	19.2%		364.3	303.6	20.0%
Operating income	46.0	44.4	3.4%		74.4	86.7	(14.2%	)
Operating margin	20.0%	22.4%	(2.4)pp		17.0%	22.2%	(5.2)pp

Non-operating income:
Interest income (expense), net	(0.8)	0.1	NMF		(1.7)	0.3	NMF
Gain on sale of business	17.5	—	NMF		17.5	—	NMF
Other income (expense), net	(1.4)	2.9	NMF		(1.8)	3.2	NMF
Non-operating income, net	15.3	3.0	NMF		14.0	3.5	NMF

Income before income taxes and equity in net income (loss) of unconsolidated entities	61.3	47.4	28.9%		88.4	90.2	(2.0%	)
Equity in net income (loss) of unconsolidated entities	(0.2)	(0.2)	0.0%		(1.0)	0.3	NMF
Income tax expense	15.0	15.4	(3.0%	)	23.3	30.0	(22.3%	)
Consolidated net income	$46.1	$31.8	45.1%		$64.1	$60.5	6.0%

Net income per share:
Basic	$1.07	$0.74	44.6%		$1.49	$1.41	5.7%
Diluted	$1.07	$0.73	46.6%		$1.49	$1.40	6.4%
Weighted average shares outstanding:
Basic	42.9	43.0	(0.2%	)	42.9	43.0	(0.2%	)
Diluted	43.1	43.3	(0.5%	)	43.2	43.3	(0.2%	)

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended June 30		Six months ended June 30
(in millions)	2017	2016	2017	2016

Operating activities
Consolidated net income	$46.1	$31.8	$64.1	$60.5
Adjustments to reconcile consolidated net income to net cash flows from operating activities	13.8	20.8	40.0	38.2
Changes in operating assets and liabilities, net	(4.2)	18.8	(1.9)	(15.9)
Cash provided by operating activities	55.7	71.4	102.2	82.8
Investing activities
Capital expenditures	(19.0)	(15.9)	(33.3)	(29.4)
Proceeds from sale of a business	23.7	—	23.7	—
Acquisitions, net of cash acquired	(1.0)	(13.3)	(1.0)	(15.8)
Purchases of equity- and cost-method investments	(0.1)	(3.3)	(0.3)	(16.4)
Other, net	(0.6)	(3.3)	(3.6)	(2.3)
Cash provided by (used for) investing activities	3.0	(35.8)	(14.5)	(63.9)
Financing activities
Common shares repurchased	(27.7)	—	(28.6)	(38.8)
Dividends paid	(9.8)	(9.5)	(19.7)	(19.0)
Proceeds from short-term debt	—	—	—	40.0
Repayments of long-term debt	(5.0)	—	(20.0)	—
Other, net	(3.3)	(4.4)	(3.5)	(4.0)
Cash used for financing activities	(45.8)	(13.9)	(71.8)	(21.8)
Effect of exchange rate changes on cash and cash equivalents	6.9	(4.5)	10.6	(1.8)
Net increase (decrease) in cash and cash equivalents	19.8	17.2	26.5	(4.7)
Cash and cash equivalents—Beginning of period	265.8	185.2	259.1	207.1
Cash and cash equivalents—End of period	$285.6	$202.4	$285.6	$202.4

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	June 30	December 31
(in millions)	2017	2016

Assets
Current assets:
Cash and cash equivalents	$285.6	$259.1
Investments	54.0	44.9
Accounts receivable, net	143.6	145.8
Other	24.2	22.2
Total current assets	507.4	472.0

Property, equipment, and capitalized software, net	153.9	152.1
Investments in unconsolidated entities	37.1	40.3
Goodwill	561.5	556.8
Intangible assets, net	105.8	120.9
Other assets	10.3	8.8
Total assets	$1,376.0	$1,350.9

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$46.2	$44.6
Accrued compensation	63.7	71.7
Deferred revenue	185.3	165.4
Other	6.6	13.2
Total current liabilities	301.8	294.9

Accrued compensation	10.8	10.3
Deferred tax liability, net	38.6	38.2
Long-term debt	230.0	250.0
Other long-term liabilities	55.7	60.7
Total liabilities	636.9	654.1
Total equity	739.1	696.8
Total liabilities and equity	$1,376.0	$1,350.9

Morningstar, Inc. and Subsidiaries

Supplemental Data (Unaudited)

	As of June 30
	2017		2016		change

Our business
Morningstar.com Premium Membership subscriptions (U.S.)	118,571		119,019		(0.4%	)
Morningstar.com average monthly unique users (U.S.)	1,917,739		1,947,247		(1.5%	)
Advisor Workstation clients (U.S.)	185		187		(1.1%	)
Morningstar Office licenses (U.S.)	4,274		4,157		2.8%
Morningstar Direct licenses	13,222		12,064		9.6%
PitchBook Platform licenses	11,309		8,269	(1)	36.8%
Assets under management and advisement (approximate)
Workplace Solutions (Retirement)
Managed Retirement Accounts	$50.2 bil		$43.3 bil		15.9%
Plan Sponsor Advice	38.2 bil		32.0 bil		19.4%
Custom Models	25.8 bil		19.7 bil		31.0%
Workplace Solutions (total)	$114.2 bil		$95.0 bil		20.2%
Morningstar Investment Management
Morningstar Managed Portfolios	$35.0 bil		$27.8 bil	(2)	25.9%
Institutional Asset Management	53.7 bil		58.6 bil	(3)	(8.4%	)
Asset Allocation Services	8.3 bil		8.7 bil	(3)	(4.6%	)
Manager Selection Services	1.3 bil		1.3 bil	(3)	0.0%
Morningstar Investment Management (total)	$98.3 bil		$96.4 bil		2.0%

Our employees (approximate)
Worldwide headcount	4,675	(4)	4,010	(5)	16.6%

	Three months ended June 30						Six months ended June 30
(in millions)	2017		2016		change		2017	2016	change
Key product revenue (6)
Morningstar Data	$40.6		$38.2		6.2%		$78.9	$74.8	5.4%
Morningstar Direct	30.7		27.3		12.7%		59.8	54.3	10.1%
Morningstar Investment Management	26.8		24.5		9.7%		51.8	49.1	5.5%
Morningstar Advisor Workstation	22.8		20.6		10.6%		42.6	41.2	3.4%
Workplace Solutions	19.0		16.7		13.4%		36.9	33.0	12.0%

Revenue by Type (6)
License-based (7)	$165.6		$142.1		16.5%		$321.0	$281.5	14.0%
Asset-based (8)	46.9		41.3		13.5%		90.5	82.2	10.1%
Transaction-based (9)	16.7		14.8		13.1%		27.2	26.6	2.1%

Other metrics
Average assets under management and advisement	$209.4 bil		$185.7 bil		12.8%		$206.6 bil	$187.1 bil	10.4%
Number of new-issue ratings completed	20		15		33.3%		27	26	3.8%
Asset value of new-issue ratings	$8.6 bil		$4.8 bil		79.2%		$14.5 bil	$10.3 bil	40.8%

(1) Included for informational purposes only; Morningstar did not acquire full ownership of PitchBook until December 2016.

(2) Revised to include the assets from South Africa and Ibbotson Associates Japan K.K.

(3) Revised to include assets from Ibbotson Associates Japan K.K.

(4) Includes approximately 330 employees who joined Morningstar with the PitchBook acquisition in December 2016.

(5) Revised to exclude temporary employees and part-time employees who work less than 30 hours a week.

(6) Key product revenue and revenue by type includes the effect of foreign currency translations.

(7) License-based revenue includes Morningstar Data, Morningstar Direct, Morningstar Advisor Workstation, Morningstar Enterprise Components, Morningstar Research, PitchBook Data, and other similar products.

(8) Asset-based revenue includes Morningstar Investment Management, Workplace Solutions, and Morningstar Indexes.

(9) Transaction-based revenue includes Morningstar Credit Ratings, Internet advertising sales, and Conferences.

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures (Unaudited)

To supplement Morningstar’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue), operating income, excluding PitchBook (adjusted operating income), operating margin, excluding PitchBook (adjusted operating margin), and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

Morningstar presents adjusted operating income and adjusted operating margin (operating income and operating margin excluding PitchBook) to show the effect of this acquisition, better reflect period-over-period comparisons, and improve overall understanding of our current and future financial performance.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Morningstar’s management team uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

	Three months ended June 30				Six months ended June 30
(in millions)	2017	2016	change		2017	2016	change

Reconciliation from consolidated revenue to revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue):

Consolidated revenue	$229.2	$198.2	15.6%		$438.7	$390.3	12.4%
Less: divestitures	—	—	—		—	—	—
Less: acquisitions	(15.2)	—	NMF		(28.5)	—	NMF
Unfavorable effect of foreign currency translations	2.5	—	NMF		4.4	—	NMF
Revenue excluding acquisitions, divestitures, and the effect of foreign currency translations	$216.5	$198.2	9.2%		$414.6	$390.3	6.2%

Reconciliation from consolidated operating income to operating income, excluding PitchBook (adjusted operating income):

Consolidated operating income	$46.0	$44.4	3.4%		$74.4	$86.7	(14.2%	)
Add back: management bonus plan expense	1.8	—	—		3.5	—	—
Add back: intangible amortization	2.7	—	—		5.3	—	—
Add back: other operating income, net for PitchBook	(2.8)	—	—		(1.6)	—	—
Operating income, excluding PitchBook	$47.7	$44.4	7.1%		$81.6	$86.7	(5.9%	)

Reconciliation from consolidated operating margin to operating margin, excluding PitchBook (adjusted operating margin):

Consolidated operating margin	20.0%	22.4%	(2.4)pp		17.0%	22.2%	(5.2)pp
Add back: management bonus plan expense	0.6%	—	0.6pp		0.7%	—	0.7pp
Add back: intangible amortization	1.0%	—	1.0pp		1.1%	—	1.1pp
Add back: other operating income, net for PitchBook	0.6%	—	0.6pp		1.1%	—	1.1pp
Operating margin, excluding PitchBook	22.2%	22.4%	(0.2)pp		19.9%	22.2%	(2.3)pp

Reconciliation from cash provided by operating activities to free cash flow:

Cash provided by operating activities	$55.7	$71.4	(22.0%	)	$102.2	$82.8	23.4%
Capital expenditures	(19.0)	(15.9)	19.5%		(33.3)	(29.4)	13.3%
Free cash flow	$36.7	$55.5	(33.9%	)	$68.9	$53.4	29.0%